EX-99.1 2 acw13-99d1.htm EX-99.1

Investor Relations: Chad Monroe	Media Relations: Timothy G. Weir, APR
Email: cmonroe@accuridecorp.com	Email: tweir@accuridecorp.com
Phone: (812) 962-5041	Phone: (812) 962-5128

FOR IMMEDIATE RELEASE

Accuride Corporation Reports First Quarter 2013 Results, Boosts Liquidity
•	First-quarter 2013 results included:
o	Net Sales of $192.5 million, down from $269.5 million in Q1 2012
o	Operating loss of $6.0 million, down from a positive $7.2 million in Q1 2012
o	Net loss of $15.9 million, or $0.34 per share, down from a net loss of $2.9 million in Q1 2012
o	Adjusted EBITDA of $7.4 million, down 65.7 percent year-over-year
•	Strong working capital performance and added liquidity as industry cycle bottoms
•	Class 8 vehicle orders and production showing signs of improvement

EVANSVILLE, Ind. – April 23, 2013 – Accuride Corporation (NYSE: ACW) – a leading supplier of components to the North American commercial vehicle industry – today reported financial results for the first quarter ended March 31, 2013 and announced that its cost reductions, working capital management and enhanced liquidity are signs that the Company’s operational improvements are on track.

Accuride achieved first quarter 2013 net sales from continuing operations of $192.5 million, compared with $269.5 million in the same period in 2012, a decline of 28.6 percent, reflecting the impact of macro-economic and industry conditions on its businesses.  The Company experienced a $6.0 million operating loss for the quarter, as compared to $7.2 million of operating income in the first quarter of 2012.  The Company reported a net loss of $15.9 million, or $0.34 per share during the quarter, as compared to a net loss of $2.9 million, or $0.06 per share in the prior-year quarter.  First quarter Adjusted EBITDA declined 65.7 percent year-over-year to $7.4 million, resulting in an Adjusted EBITDA margin of 3.8 percent, compared to 8.0 percent in the same quarter of 2012.  As of March 31, 2013, Accuride had $31.5 million of cash plus $33.0 million in availability under its ABL credit facility, for total liquidity of $64.5 million.

Commenting on Accuride’s first-quarter results, President & CEO Rick Dauch said, “We continued to experience softness in our two primary market segments, North American commercial vehicle and global mining/construction, which led to significantly reduced revenue during the first quarter.  We continue to focus on what is in our control by taking targeted actions to reduce our overall cost structure and have substantially completed our manufacturing footprint consolidation efforts.  We are aggressively managing working capital, now at nine percent of sales, and have secured leases for aluminum wheel process equipment which provides $10 million of additional liquidity.  We believe that the first quarter represents the bottom of the North American commercial vehicle cycle.  We are prepared for and look forward to the pending market upturn.”

Industry Conditions
During the first quarter, North American commercial vehicle production was lower year over year across all segments, due to overall economic weakness.  OEMs continued to adjust their build schedules downward in order to better align their operations with incoming demand.  Class 8 vehicle production declined by 29.2 percent versus the first quarter of 2012, while the Class 5-7 and U.S. Trailer segments declined 6.7 percent and 2.6 percent, respectively.  Industry forecasts continue to project a significant ramp-up in production during the third and fourth quarter and into 2014. While Class 8 vehicle orders and production are beginning to show signs of improvement, the extent of the industry recovery this year will depend on net order strength in Q2 and Q3.  Fleets remain profitable and continue to cautiously replace aging equipment.  Overall, the North American commercial vehicle industry continues to have a bright future.  Freight tonnage is projected to steadily increase over the next several years, which will continue to drive increased demand for trucks and trailers going forward.

First Quarter Business Segment Results

Accuride Wheels
Accuride Wheels segment net sales were $93.2 million, down $23.7 million, or 20.3 percent, from the same period in 2012, due to lower year-over-year commercial vehicle build rates and aftermarket demand.  Wheels’ Adjusted EBITDA was $16.0 million, a decrease of $12.3 million, or 43.5 percent from the first quarter of 2012. This included a one-time charge for the equipment leases and higher material costs.  With the recent successful launch and commercialization of additional aluminum wheel capacity at Accuride’s Camden and Monterrey facilities, the Company is focused on converting identified opportunities for aluminum wheel business to gain share as this market segment continues to grow.

Gunite
Gunite segment net sales were $39.4 million, down $29.2 million, or 42.6 percent, from the first quarter of 2012, attributable primarily to the impact of low-cost offshore competitors and the loss of primary position on drums and hubs at two OEM customers. Gunite’s Adjusted EBITDA was negative $0.6 million, compared to positive $0.5 million in the first quarter of 2012.  The Gunite business is stabilizing, achieving positive operating income in March and significant gains in operating performance from its newly installed drum machining and slack adjuster assembly equipment.  This equipment has been fully commercialized and is operating at planned performance and cost levels.  The completion of the consolidation of hub machining at its Rockford facility led to temporary operating inefficiencies during the quarter; however, Gunite continues to pursue additional cost reductions in materials, logistics and distribution which are anticipated to improve its profitability.

Brillion Iron Works
Brillion Iron Works’ first quarter net sales were $30.4 million, down $13.4 million, or 30.6 percent, from the first quarter of 2012, while Adjusted EBITDA was $1.7 million, a drop of $2.7 million, or 61.4 percent, from the first quarter of 2012. Brillion continued to restructure its business in the quarter to accommodate the impact of ongoing weakness in its core construction, mining, and oil and gas markets.  A recovery in these markets is expected to begin sometime in the third or fourth quarter this year. In the interim, Brillion has significantly lowered its breakeven point and continues to identify opportunities to reduce costs.

Imperial
Imperial segment’s first quarter net sales were $29.5 million, a decline of $10.7 million, or 26.6 percent, from the same period in 2012 due to continued lower customer production volumes.  Imperial’s Adjusted EBITDA declined to negative $0.8 million in the first quarter of 2012 from a negative $0.3 million in last year’s first quarter.  Imperial results were affected by above-normal operating costs associated with press repairs and the consolidation of its Tennessee operations now targeted for completion by the end of April 2013.

Liquidity and Debt
As of March 31, 2013, total debt was $349.4 million, consisting of $304.4 million of our outstanding 9.5% senior secured notes, net of discount, and a $45.0 million draw on our ABL facility. As of March 31, 2013, the Company had $31.5 million of cash plus $33.0 million in availability under its ABL credit facility for total liquidity of $64.5 million.

Outlook and Summary – Restoring Dependable Performance
“Although conditions in the Class 8 truck market are expected to remain soft for at least another quarter, order levels increased in the first quarter,” Dauch said.  “Anticipating continued healthy order levels, several of our OEM customers plan higher production activity in the second half of 2013.  The significant work we have completed in our operations has increased our capacity, improved our quality and delivery, and shortened our lead-times. These improvements position Accuride to capitalize on opportunities to grow share and deliver stronger results when the North American commercial vehicle industry returns.  With the ‘Fix’ investments now largely complete, we will continue to focus on improving the performance of our business and begin to focus our efforts to ‘Grow’ our core business.”

Earnings Conference Call Information
Accuride will hold a conference call to discuss its First Quarter 2013 financial and operational results on Wednesday April 24, 2013, beginning at 9:00 a.m. Central Time.  Analysts and investors may participate on the live conference call by dialing (877) 261-8992 in the United States, or (847) 619-6548 internationally, and using participant code 34735601.  A live webcast of the conference call can be accessed via the Investors section of the Company’s website at Accuridecorp.com/investors.  A replay of the call will be available from April 24, 2013, at 11:30 a.m. Central Time until May 1, 2012, at 11:59 p.m. Central Time by calling (888) 843-7419 in the United States, or (630) 652-3042 internationally, using access code 34735601.

About Accuride Corporation
With headquarters in Evansville, Ind., USA, Accuride Corporation is a leading supplier of components to the North American commercial vehicle industry. The company’s products include commercial vehicle wheels, wheel-end components and assemblies, truck body and chassis parts, and other commercial vehicle components. The company’s products are marketed under its brand names, which include Accuride®, Accuride Wheel End SolutionsTM, Gunite®, ImperialTM and BrillionTM. Accuride’s common stock trades on the New York Stock Exchange under the ticker symbol ACW. For more information, visit the Company’s website at http://www.accuridecorp.com.

Forward-Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Accuride’s expectations, hopes, beliefs, and intentions with respect to future results. Such statements are subject to the impact on Accuride’s business and prospects generally of, among other factors, market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Accuride’s Securities and Exchange Commission filings, including those described in Item 1A of Accuride’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Any forward-looking statement reflects only Accuride’s belief at the time the statement is made. Although Accuride believes that the expectations reflected in these forward-looking statements are reasonable, it cannot guarantee its future results, levels of activity, performance or achievements. Except as required by law, Accuride undertakes no obligation to update any forward-looking statements to reflect events or developments after the date of this news release.

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Three Months Operating Results
(UNAUDITED)

	Three Months Ended March 31,
(Dollars in thousands)	2013		2012

Net sales:
Wheels	$93,162	48.4%	$116,944	43.4%
Gunite	39,396	20.5%	68,563	25.4%
Brillion Iron Works	30,429	15.8%	43,810	16.3%
Imperial Group	29,473	15.3%	40,201	14.9%
Total net sales	$192,460	100%	$269,518	100%

Gross Profit	$5,086	2.6%	$22,100	8.2%

Income (loss) from Operations:
Wheels	$5,743	6.2%	$18,442	15.8%
Gunite	(1,777)	(4.5)%	(2,168)	(3.2)%
Brillion Iron Works	575	1.9%	3,173	7.2%
Imperial Group	(1,217)	(4.1)%	(519)	(1.3%
Corporate / Other	(9,313)	—%	(11,692)	—%
Consolidated Total	$(5,989)	(3.1)%	$7,236	2.7%

Net loss	$(15,947)	(8.3)%	$(2,949)	(1.1)%

Adjusted EBITDA:
Wheels	$16,040	17.2%	$28,340	24.2%
Gunite	(564)	(1.4)%	516	0.8%
Brillion Iron Works	1,720	5.7%	4,440	10.1%
Imperial Group	(821)	(2.8)%	(267)	(0.7)%
Corporate / Other	(8,969)	—%	(11,386)	—%
Consolidated Total	$7,406	3.8%	$21,643	8.0%

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ACCURIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended March 31,
(In thousands except per share data)	2013	2012

NET SALES	$192,460	$269,518
COST OF GOODS SOLD	187,374	247,418
GROSS PROFIT	5,086	22,100
OPERATING EXPENSES:
Selling, general and administrative	11,075	14,864
INCOME FROM OPERATIONS	(5,989)	7,236
OTHER INCOME (EXPENSE):
Interest income	38	16
Interest expense	(8,732)	(8,761)
Other income, net	145	157
LOSS BEFORE INCOME TAXES	(14,538)	(1,352)
INCOME TAX PROVISION	1,409	1,597
NET LOSS	$(15,947)	$(2,949)
Weighted average common shares outstanding—basic	47,453	47,319
Basic loss per share	$(0.34)	$(0.06)
Weighted average common shares outstanding—diluted	47,453	47,319
Diluted loss per share	$(0.34)	$(0.06)
OTHER COMPREHENSIVE LOSS, NET OF TAX:
Foreign currency translation adjustments	331	(218)
COMPREHENSIVE LOSS	$(15,616)	$(3,167)

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ACCURIDE CORPORATION
CONSOLIDATED ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended March 31,
(In thousands)	2013	2012

Net loss	$(15,947)	$(2,949)
Income tax expense	1,409	1,597
Interest expense, net	8,694	8,745
Depreciation and amortization	11,431	12,530
Restructuring, severance and other charges1	411	1,129
Other items related to our credit agreement2	1,408	591
Adjusted EBITDA	$7,406	$21,643

Note:
1)
For the three months ended March 31, 2013, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $0.4 million in costs associated with restructuring items.  For the three months ended March 31, 2012, Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, plus $1.1 million in costs associated with restructuring and reorganization items.

2)
Items related to our credit agreement refer to amounts utilized in the calculation of financial covenants in Accuride’s senior credit facility.  For the three months ended March 31, 2013, items related to our credit agreement consisted of foreign currency income and other income or expenses of $1.4 million.  For the three months ended March 31, 2012, items related to our credit agreement consisted of foreign currency losses and other income or expenses of $0.6 million.

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ACCURIDE CORPORATION
SEGMENT ADJUSTED EBITDA RECONCILIATION
(UNAUDITED)

	Three Months Ended March 31, 2013
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$5,743	$8,238	$2,059	$16,040
Gunite	(1,777)	963	250	(564)
Brillion Iron Works	575	1,115	30	1,720
Imperial Group	(1,217)	371	25	(821)
Corporate / Other	(9,313)	744	(400)	(8,969)
Consolidated Total	$(5,989)	$11,431	$1,964	$7,406

	Three Months Ended March 31, 2012
(In thousands)	Income (loss) from Operations	Depreciation and Amortization	Other	Adjusted EBITDA
Wheels	$18,442	$8,020	$1,878	$28,340
Gunite	(2,168)	2,434	250	516
Brillion Iron Works	3,173	1,237	30	4,440
Imperial Group	(519)	227	25	(267)
Corporate / Other	(11,692)	612	(306)	(11,386)
Consolidated Total	$7,236	$12,530	$1,877	$21,643

We define Adjusted EBITDA as our net income or loss before income tax expense or benefit, interest expense, net, depreciation and amortization, restructuring, severance, and other charges, impairment, and currency losses, net. Adjusted EBITDA has been included because we believe that it is useful for us and our investors to measure our ability to provide cash flows to meet debt service.  Adjusted EBITDA should not be considered an alternative to net income (loss) or other traditional indicators of operating performance and cash flows determined in accordance with accounting principles generally accepted in the United States (“GAAP”).  We present the table of Adjusted EBITDA because covenants in the agreements governing our material indebtedness contain ratios based on this measure on a quarterly basis.  While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculations.

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ACCURIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	March 31,	December 31,
(In thousands)	2013	2012

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,518	$26,751
Customer and other receivables	91,678	64,596
Inventories	57,453	61,192
Other current assets	15,207	10,175
Total current assets	195,856	162,714
PROPERTY, PLANT AND EQUIPMENT, net	248,571	267,377
OTHER ASSETS:
Goodwill and other assets	245,232	247,725
TOTAL	$689,659	$677,816
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$71,445	$59,181
Other current liabilities	38,555	47,580
Total current liabilities	110,000	106,761
LONG-TERM DEBT	349,395	324,133
OTHER LIABILITIES	180,416	182,049
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	49,848	64,873
TOTAL	$689,659	$677,816

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